Exhibit 99.1

PIONEER NATURAL RESOURCES COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [                    ], 2004

VOTING INSTRUCTIONS

You can vote your shares three ways.

VOTE BY
TELEPHONE *** INTERNET *** MAIL

24 hours a day–seven days a week

Your vote is important. Please vote as soon as possible.

Vote-by-Internet

Log on to the Internet and go to
http://www. [                    ]

Follow the instructions on your screen.

Internet votes must be received by 5 p.m. (Eastern Time) on [                    ], 2004.

OR

Vote-by-Telephone

Call toll-free (in the U.S.) 1-888-509-5588

Have your proxy card in hand when you call and follow the instructions.

Telephone votes must be received by 5 p.m. (Eastern Time) on [                    ], 2004.

Your Internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote over the Internet or by telephone, please do not mail your proxy card.

Vote-by-Mail

Mark, sign and date the proxy card on the reverse side. Return the proxy card in the enclosed self-addressed green envelope. Votes by mail must be received by [                    ].

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED
“FOR” ITEM 1 AND ITEM 2.

Please mark your vote as indicated in this example	☒

This proxy is solicited by the board of directors of Pioneer Natural Resources Company.

The undersigned hereby appoints Timothy L. Dove and Mark L. Withrow, and each of them, as attorneys in fact and proxies for the undersigned with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [                    ], 2004, and any adjournment or postponement thereof, upon the matters set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND ITEM 2.

1.	To approve the issuance of shares of common stock of Pioneer Natural Resources Company in connection with the merger of BC Merger Sub, Inc. into Evergreen Resources, Inc., with Evergreen Resources, Inc. becoming a wholly-owned subsidiary of Pioneer Natural Resources Company, pursuant to the Agreement and Plan of Merger by and among Pioneer Natural Resources Company, BC Merger Sub, Inc. and Evergreen Resources, Inc., dated as of May 3, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an adjournment of the meeting, if necessary, to solicit additional proxies in favor of proposal number 1 above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature

Signature if held jointly

Dated:

Please sign exactly as name appears on this proxy card, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.

COMPLETED PROXY CARDS SHOULD BE SENT TO CONTINENTAL STOCK TRANSFER & TRUST
COMPANY IN THE ENCLOSED SELF-ADDRESSED GREEN ENVELOPE.